UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2009

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Technology Services Agreement

On May 6, 2009 Acxiom Corporation (“the Company”) entered into a Statement of Work (the “Contract”) under a preexisting Global Master Services Agreement with Dun & Bradstreet (“D&B”) to provide certain infrastructure management services that were formerly provided by another vendor. Pursuant to the Contract, D&B’s data center operations, technology help desk and network management functions currently managed by the other vendor will be transitioned to the Company. These services are supplemental to other grid computing functions already outsourced by D&B to the Company.

The Contract has an initial term ending October 31, 2014. The transition of services from D&B’s former vendor will begin immediately and is expected to take 12 – 14 months to complete. The base amount of the contract is $247.8 million with potential additional payments over the life of the Contract. The Contract provides for standard adjustments due to changes in volume, inflation and incremental project work.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 11, 2009

ACXIOM CORPORATION

By:     /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Chief Legal Officer & Sr. Vice President